Exhibit 99.1

                               CONSENT OF NOMINEE

        I, Harvey Karp, do hereby consent to being named as a nominee for director of Spyglass Entertainment Group, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). I understand that the Registration Statement is being filed with the Commission in connection with the Company's initial public offering of Common Stock.




Date: March 12, 2001                          /S/ HARVEY L. KARP
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                                                   Harvey Karp